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                                                                    EXHIBIT 4.3


                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                           FOSTER WHEELER CORPORATION

                                       and

                          HARRIS TRUST AND SAVINGS BANK

                        Dated as of _________, _________

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1. Definition of Terms........................................2

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

      SECTION 2.1. Designation and Principal Amount...........................5
      SECTION 2.2. Maturity...................................................5
      SECTION 2.3. Form and Payment...........................................6
      SECTION 2.4. Global Debenture...........................................6
      SECTION 2.5. Interest...................................................7

                                   ARTICLE III
                          REDEMPTION OF THE DEBENTURES

      SECTION 3.1. Tax Event Redemption.......................................9
      SECTION 3.2. Investment Company Event of Redemption....................10
      SECTION 3.3. Optional Redemption by Company............................10
      SECTION 3.4. No Sinking Fund...........................................10

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

      SECTION 4.1. Extension of Interest Payment Period......................10
      SECTION 4.2. Notice of Extension.......................................11

                                    ARTICLE V
                                FORM OF DEBENTURE

      SECTION 5.1. Form of Debenture.........................................12

                                   ARTICLE VI
                          ORIGINAL ISSUE OF DEBENTURES

      SECTION 6.1. Original Issue of Debentures..............................12

                                   ARTICLE VII
                                    COVENANTS


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                                                                            Page
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      SECTION 7.1. Limitation on Dividends...................................12
      SECTION 7.2. Covenants as to the Trust.................................13

                                  ARTICLE VIII
                                  MISCELLANEOUS

      SECTION 8.1. Ratification of Indenture.................................14
      SECTION 8.2. Acknowledgment of Rights..................................14
      SECTION 8.3. Direction of Proceedings and Waiver
                   of Defaults by Majority of Holders........................14
      SECTION 8.4. Trustee Not Responsible for Recitals......................16
      SECTION 8.5. Governing Law.............................................16
      SECTION 8.6. Separability..............................................16
      SECTION 8.7. Counterparts..............................................16

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            FIRST SUPPLEMENTAL INDENTURE, dated as of ___________, ________
(the "First Supplemental Indenture") between Foster Wheeler Corporation, a New York corporation (the "Company"), and Harris Trust and Savings Bank, as trustee (the "Trustee"), under the Indenture dated as of __________, 1998 between the Company and the Trustee (the "Indenture").

            WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated debentures to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

            WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its junior subordinated deferrable interest debentures to be known as its ___% Junior Subordinated Deferrable Interest Debentures, Series I (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this _____ Supplemental Indenture;

            WHEREAS, FW Preferred Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public $_________ aggregate liquidation amount of its % Preferred Securities, Series I (the "Preferred Securities"), representing beneficial ownership interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $____________ aggregate liquidation amount of its Common Securities; and

            WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture pursuant to Sections 2.03 and 8.01 of the Indenture and all requirements necessary to make this First Supplemental Indenture a valid and binding instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid and binding obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

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            NOW THEREFORE, in consideration of the purchase of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the additional terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1. Definition of Terms.

            Unless the context otherwise requires:

            (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

            (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

            (c) the singular includes the plural and vice versa;

            (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

            (e) headings are for convenience of reference only and do not affect interpretation;

            (f) the following terms have the meanings given to them in the
Declaration: Business Day; Common Securi ties; Delaware Trustee; Direct Action; Distribution; Prop erty Account; Preferred Securities; Guarantee; Preferred Security Certificate; and Administrative Trustees;

            (g) the following terms have the meanings given to them in this
Section 1.1(g):

            "Additional Sums" shall have the meaning set forth in Section
2.5(e).

            "Additional Interest" shall have the meaning set forth in Section
4.1.


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            "Debentures" shall have the meaning set forth in the preamble of this First Supplemental Indenture.

            "Declaration" means the Amended and Restated Declaration of Trust of the Trust, dated as of _____, , 1998, as amended from time to time.

            "Deferred Interest" shall have the meaning set forth in Section 4.1.

            "Depositary", with respect to the Debentures, means The Depository Trust Company or such other successor Clearing Agency for the Preferred Securities.

            "Dissolution Event" means the liquidation of the Trust pursuant to the Declaration and the distribution of the Debentures held by the Property Trustee to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

            "Extension Period" shall have the meaning set forth in Section 4.1.

            "Global Debenture" shall have the meaning set forth in Section 2.4(a)(i).

            "Interest Payment Date" shall have the meaning set forth in Section 2.5(d).

            "Interest Period" means each period beginning on, and including, _________, _______, and ending on, but excluding, the first Interest Payment Date, and each successive period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date.

            "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes


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effective on or after the date of issuance of the Preferred Securities under the
Declaration.

            "Investment Company Event Redemption Price" means, with respect to a redemption following an Investment Company Event, 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest thereon, including Additional Interest, if any, to the redemption date.

            "Maturity Date" shall mean ___________,2028.

            "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 2.4(a)(ii).

            "Other Guarantees" means all guarantees issued or to be issued by the Company with respect to capital securities (if any) and issued to other trusts to be established by the Company (if any), in each case similar to the Trust.

            "Optional Redemption" means a redemption pursuant to Section 3.3(a).

            "Optional Redemption Price" has the meaning set forth in Section 3.3(a).

            "Paying Agent" means the Trustee or any Person authorized by the Company to pay the principal of (or premium, if any) or interest on, or other amounts in respect of, any Debentures on behalf of the Company.

            "Security Registrar" shall have the meaning set forth in Section
2.3.

            "Tax Event" means the receipt by the Trust of an opinion of counsel to the Company that is experienced in such matters to the effect that, as a result of any amend ment to, clarification of, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or change in the official position with respect thereto or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement notice, announcement or decision is announced on or after the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial


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risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

            "Tax Event Redemption Price" means, with respect to a redemption following a Tax Event, 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest, including Additional Interest and Additional Sums, if any, to the redemption date.

            "Trust" shall have the meaning set forth in the preamble of this First Supplemental Indenture.

            "Trust Securities" shall mean the Preferred Securities and the Common Securities, collectively.

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1. Designation and Principal Amount.

            There is hereby authorized a series of Debt Securities designated the "________% Junior Subordinated Deferrable Interest Debentures, Series I", limited in aggregate principal amount to $___________, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 2.05 of the Indenture.

SECTION 2.2. Maturity.

            The Maturity Date (which shall constitute the Stated Maturity of the Debentures for purposes of the Indenture) shall be the date on which the Debentures mature and on which the principal thereof shall be due and payable together with all accrued and unpaid interest thereon (including Additional Interest and Additional Sums, if any).


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SECTION 2.3. Form and Payment.

            Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal of, premium, if any, and interest on (including Additional Interest and Additional Sums, if any) the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Company maintained for such purpose as set forth in the Indenture; provided, however, that payment of interest with respect to Debentures (other than a Global Debenture) may be made at the option of the Company (i) by check mailed to the Holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date. The Company selects each of New York, New York and Chicago, Illinois as a place of payment where the principal of (and premium, if any) and interest on the Debentures are payable as specified in accordance herewith, and hereby appoints Harris Trust and Savings Bank, the Trustee, as registrar for the Debentures (the "Security Registrar"). Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of, premium, if any, and interest (including Additional Interest and Additional Sums, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4. Global Debenture.

            (a) In connection with a Dissolution Event,

                  (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for one or more global Debentures in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (each a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to or upon the order of the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company


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      upon any such presentation shall execute such Global Debenture or Global
      Debentures in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. Payments on the Debentures issued in the form of a Global Debenture will be made to the Depositary; and

                  (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture. Upon the issuance of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

            (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

SECTION 2.5. Interest.

            (a) Each Debenture will bear interest at a rate of ______% per annum from _________, ______ until the principal thereof becomes due and payable, and on any overdue principal at a rate of ______% per annum and (to the extent


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that payment of such interest is enforceable under applicable law) on any overdue installment of interest at a rate of _______% per annum, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on the day of ________, _________, _________ and ________ of each year commencing on ________, _______, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Debentures of which the Property Trustee is the Holder or in the case of a Global Debenture, shall be the close of business on the Business Day immediately preceding that Interest Payment Date (as defined below). Notwithstanding the foregoing sentence, if the Debentures are no longer in book-entry only form, except if the Debentures are held by the Property Trustee, the record dates shall be the _________, __________, and ________ prior to the applicable Interest Payment Date.

            (b) Unless otherwise provided by the Trustee, the Paying Agent will calculate the amount of interest payable on the Debentures in respect of each Interest Period. The amount of interest payable for any Interest Period will be computed (i) for any full quarterly Interest Period, on the basis of a 360-day year of twelve 30-day months, (ii) for any period shorter than a full quarterly Interest Period for which distributions are computed, on the basis of a 30-day month and (iii) for periods of less than a month, the actual number of days elapsed per 30-day month. The amount of interest payable for any full Interest Period will be com puted by dividing the rate per annum by four. The determination of the amount of interest payable by Paying Agent will (in the absence of wilful default, bad faith or manifest error) be final, conclusive and binding on all concerned.

            (c) All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Debentures, whether by the Trustee or Paying Agent, will (in the absence of wilful default, bad faith or manifest error) be binding on the Trust, the Company, the Trustee and all of the holders of the Debentures, and no liability will (in the absence of wilful default, bad faith or manifest error) attach to the Trustee or Paying Agent in


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connection with the exercise or non-exercise by any of them of their powers, duties and discretion.

            (d) In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which interest is actually payable, an "Interest Payment Date").

            (e) If a Tax Event has occurred and is continuing while the Property Trustee is the Holder of any Debentures, and the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay such additional sums ("Additional Sums") on the Debentures held by the Property Trustee, as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had the Trust and the Property Trustee not been subject to such taxes, duties, assessments or other government charges as a result of such Tax Event. Additional Sums shall be treated as interest for all purposes under the Indenture.

            (f) All percentages resulting from any calculations referred to in this First Supplemental Indenture will be rounded, if necessary, to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

                                   ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1. Tax Event Redemption.

            If at any time a Tax Event shall occur and be continuing, the Company shall have the right upon not less


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than 30 nor more than 60 days' notice, to redeem the Debentures, in whole, but not in part, for cash within 90 days following the occurrence of such Tax Event at the Tax Event Redemption Price.

SECTION 3.2. Investment Company Event of Redemption.

            If at any time an Investment Company Event shall occur and be continuing, the Company shall have the right, upon not less than 30 nor more 60 days' notice, to redeem the Debentures, in whole, but not in part, for cash within 90 days following the occurrence of such Investment Company Event at the Investment Company Event Redemption Price.

SECTION 3.3. Optional Redemption by Company.

            (a) The Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after _________, _________, upon not less than 30 days nor more than 60 days' notice at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest thereon, including Additional Interest, if any, to the redemption date (in any such case, an "Optional Redemption Price").

            (b) If the Debentures are only partially redeemed pursuant to this
Section 3.3, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Security Registrar; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures beneficially held by each Holder of Debentures to be redeemed.

            (c) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust or the Debentures from any national securities exchange or interdealer quotation system or other organization on which the Preferred Securities or Debentures are then listed, the Company shall not be permitted to effect such a partial redemption and may only effect such a redemption as would not result in such a delisting.


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SECTION 3.4. No Sinking Fund.

            The Debentures are not entitled to the benefit of any sinking fund.

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1. Extension of Interest Payment Period.

            So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest on the Debentures by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly periods (the "Extension Period"), during which Extension Period no interest shall be due and payable; provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1 will bear interest thereon at a rate of _______% per annum compounded quarterly for each quarterly period of the Extension Period ("Additional Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Sums and Additional Interest (together, "Deferred Interest") that shall be payable to the Holders in whose names the Debentures are registered in the Security Register on the record date relating to the Interest Payment Date on which the Extension Period ends. Before the termination of any Extension Period, the Company may further defer payments of interest by further extending such period, provided that such period, together with all such previous and further extensions within such Extension Period, shall not exceed 20 consecutive quarterly periods or extend beyond the Maturity Date of the Debentures. Upon the termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. Additional Interest shall be treated as interest for all purposes under the Indenture.


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SECTION 4.2. Notice of Extension.

            (a) The Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extension Period at least one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to any national securities exchange or interdealer quotation system or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

            (b) The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarterly periods permitted in the maximum Extension Period permitted under
Section 4.1.

                                    ARTICLE V
                                FORM OF DEBENTURE

SECTION 5.1. Form of Debenture.

            The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A hereto.

                                   ARTICLE VI
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 6.1. Original Issue of Debentures.

            Debentures in the aggregate principal amount of $___________ may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication as provided in Sections 2.03 and
2.05 of the Indenture.


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                                   ARTICLE VII
                                    COVENANTS

SECTION 7.1. Limitation on Dividends.

            The Company will not, and will not permit any subsidiary to, (i) declare or pay any dividends or distributions on, or prepay, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with, or junior in right of payment to, the Debentures or (iii) make any guarantee payment with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company(including Other Guarantees) if such guarantee ranks pari passu with, or junior in right of payment to, the Debentures (other than (a) dividends or distributions by the Company by way of issuance of its common stock, (b) payments under the Guarantee made by the Company in respect of the Trust Securities of such Trust, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and
(d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans), if at such time (1) there shall have occurred any event of which the Company has actual knowledge that with the giving of notice, or the lapse of time, or both, would constitute an Event of Default hereunder, (2) if such Debentures are held by the Property Trustee, the Company shall be in default with respect to its payment obligations under the Preferred Securities Guarantee or Common Securities Guaran tee or (3) the Company shall have given notice of its selection of an Extension Period and shall not have rescinded such notice or such Extension Period and such Extension Period shall be continuing.

SECTION 7.2. Covenants as to the Trust.

            In the event Debentures are issued to the Trust or a trustee of such trust in connection with the issuance of Trust Securities by the Trust, for so long as such Trust Securities remain outstanding, the Company (i) will maintain 100% direct or indirect ownership of the Common Securities


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of the Trust; provided, however, that any successor of the Company, permitted pursuant to Article X of the Indenture, may succeed to the Company's ownership of such Common Securities, (ii) will use commercially reasonable efforts to cause the Trust (a) to remain a grantor trust, except in connection with a distribution of Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes and (iii) will not cause, as sponsor of the Trust, or permit, as holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except in connection with a distribution of the Debentures as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations.

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.1. Ratification of Indenture.

            The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 8.2. Acknowledgment of Rights.

            The Company acknowledges that, with respect to any Debentures held by the Trust or a trustee thereof, if the Property Trustee of such Trust fails to enforce its rights under this First Supplemental Indenture or the Indenture as the Holder of the Debentures held as the assets of FW Preferred Capital Trust I, any holder of Preferred Securities may institute legal proceedings directly against the Company to enforce such Property Trustee's rights under this First Supplemental Indenture or the Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company


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to pay principal of, premium, if any, or interest on the Debentures when due, the Company acknowledges that a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder of the principal of, premium, if any, or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debentures.

SECTION 8.3. Direction of Proceedings and Waiver of De faults by Majority of
             Holders.

            The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that (subject to the provisions of Section 6.01 of the Indenture) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, it being understood that the Trustee shall have no duty or obligation to determine whether or not such actions or forebearances would be unduly prejudicial to such Holders, or if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would likely involve the Trustee in personal liability. Prior to any declaration accelerating the maturity of the Debentures, the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the Holders of all of the Debentures waive any past default or Event of Default and its consequences except a default (a) in the payment of principal of, premium, if any, or interest on any of the Debentures (unless such default has been cured and a sum sufficient to pay all matured installments of principal, premium, if any, and interest due otherwise than by acceleration has been deposited with the Trustee) or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the Holder of each Debenture affected; provided, however, that if the Debentures are held by the Property Trustee, such waiver or modification to such waiver shall not be effective until the holders of a majority in aggregate liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each outstanding Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this First Supplemental Indenture and the Indenture and the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by
Section 5.08 of the Indenture, said default or Event of Default shall for all purposes of the Debentures and the Indenture be deemed to have been cured and to be not continuing.

SECTION 8.4. Trustee Not Responsible for Recitals.

            The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the legality, validity or sufficiency of this First Supplemental Indenture.

SECTION 8.5. Governing Law.

            This First Supplemental Indenture and each Debenture shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 8.6. Separability.

            In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 8.7. Counterparts.

            This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, as of the day and year first above written.

                                       FOSTER WHEELER CORPORATION


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:

Attest:


By:
   ------------------------------
   Name:
   Title:

                                       HARRIS TRUST AND SAVINGS BANK,
                                       as Trustee


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:

Attest:


By:
   ------------------------------
   Name:
   Title:

                                                                       EXHIBIT A

                           (FORM OF FACE OF DEBENTURE)

            [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

            Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. __________                                           CUSIP No.   __________

                           FOSTER WHEELER CORPORATION

                             __________% __________

            FOSTER WHEELER CORPORATION, a New York corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to FW Preferred Capital Trust I, or registered assigns, the principal sum of $__________ on ________, _________, __________, _____ and to pay interest on said principal sum from
___________, ________, or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the _______day of ______, _______, ________ and ________ of each year commencing __________, _______, at a rate of _______% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, at a rate of ________% per annum and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at a rate of ____% per annum compounded quarterly. The amount of interest payable on any Interest Payment Date (as defined below) shall be calculated as provided in the Indenture. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which interest is actually payable, an "Interest Payment Date"). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be, except if the Debentures are held by the Property Trustee, the close of business on the ________, ________, ________ and _________
prior to the applicable Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or interdealer quotation system on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of, premium, if any, and interest (including Additional Interest and Additional Sums, if any) on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account designated by a Holder in writing not less than ten days prior to the date of payment. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of, premium, if any, and interest on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

            The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder or creditor upon said provisions.

            This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

            The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                    FOSTER WHEELER CORPORATION


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:

Attest:


By:
   -----------------------------------
   Name:
   Title:

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Debentures of the series desig nated therein referred to in the within-mentioned Indenture.

Harris Trust and Savings Bank,
as Trustee


By:
   ----------------------------------
   Authorized Officer

Dated:
      -------------------------------

                         (FORM OF REVERSE OF DEBENTURE)

            This Debenture is one of a duly authorized series of debentures of the Company (herein sometimes referred to as the "Debentures"), all issued or to be issued in one or more series under and pursuant to an Indenture, dated as of ___________, _______duly executed and delivered between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"), as supplemented by the ____ Supplemental Indenture, dated as of __________, _________between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This Debenture is one of the series designated on the face hereof and is limited in aggregate principal amount as specified in said ___________ Supplemental Indenture.

            Upon the occurrence and continuation of a Tax Event or Investment Company Event, the Company shall have the right, subject to certain conditions set forth in the Indenture, to redeem this Debenture in whole, but not in part, at the Tax Event Redemption Price or Investment Company Event Redemption Price, as the case may be, within 90 days following the occurrence of such Tax Event or Investment Company Event. In addition, the Company shall have the right to redeem this Debenture, in whole or in part, from time to time on or after ___________, 2003, at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest thereon, including Additional Interest, if any, to the redemption date. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Security Registrar; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures beneficially held by each Debenture holder to be redeemed in accordance with its procedures.

            In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

            In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Debentures of all series affected (acting as one class), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall without the consent of the Holders of the outstanding Debentures affected thereby (i) change the Maturity Date, or reduce the rate or extend the time of payment of interest (except as contemplated by Section 4.1 of the First Supplemental Indenture), or reduce the principal amount thereof, or reduce any amount payable on prepayment thereof, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that in which any Debenture (or premium, if any, thereon) or the interest thereon is payable according to its terms, or impair or affect the right of any Holder to institute suit for payment thereof; (ii) reduce the percentage in principal amount of the outstanding Debentures, the Holders of which are required to consent to any such amendment to the First Supplemental Indenture; or (iii) modify any of the provisions of Section 5.08 or 9.02 of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Debenture affected thereby; provided, however, that if the Debentures are held by the Property Trustee of the Trust, such amendment shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such amendment; provided, further, that if the consent of the Holder of each outstanding Debenture is required, such amendment shall not be effective until each holder of the

Trust Securities shall have consented to such amendment. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Debentures of any series affected thereby, and, in the case of any Debentures of a series issued to the Trust, the holders of a majority in liquidation amount of Trust Securities, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any of the Debentures of such series or covenants or provisions thereof which cannot be modified or amended without the consent of the Holder of each Debenture affected. Any such consent or waiver by the registered Holder of this Debenture, or the holders of the Trust Securities, as applicable, (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

            No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

            So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest on this Debenture by extending the interest payment period of this Debenture for a period not exceeding 20 consecutive quarterly periods (an "Extension Period") during which Extension Period no interest shall be due and payable; provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Maturity Date. Before the termination of any Extension Period, the Company may further defer payments of interest by further extending such period, provided that such period, together with all such previous and further extensions within such Extension Period, shall not exceed 20 consecutive quarterly periods or extend beyond the Maturity Date. Upon the termination of any Extension Period and the payment of all accrued and unpaid interest and including any Additional Sums and Additional Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

            The Company will not (i) declare or pay any dividends or distributions on, or prepay, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with, or junior in right of payment to, the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company(including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Debentures (other than (a) dividends or distributions by the Company by way of issuance of its common stock, (b) payments under the Guarantee made by the Company in respect of the Trust Securities of such Trust, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans), if at such time (1) there shall have occurred any event of which the Company has actual knowledge that with the giving of notice, or the lapse of time, or both would constitute an Event of Default, (2) if such Debentures are held by the Property Trustee, the Company shall be in default with respect to its payment obligations under the Preferred Securities Guarantee or Common Securities Guarantee or (3) the Company shall have given notice of its selection of an Extension Period and shall not have rescinded such notice or such Extension Period and such Extension Period shall be continuing.

            The Company will have the right at any time to liquidate the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust.

            As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in New

York, New York, c/o Harris Trust Co. of New York, 88 Pine Street, 19th Floor, New York, NY 10005, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

            Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to Section 2.5 of the First Supplemental Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

            No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

            The Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.

            All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            THE INDENTURE AND THE DEBENTURES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


                                      A-11